                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  ALLETE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5) Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     (3) Filing Party:

         -----------------------------------------------------------------------

     (4) Date Filed:

         -----------------------------------------------------------------------

       POWER                      PROPERTY                 POTENTIAL

       [PHOTO OF WIND TURBINE]    [PHOTO OF BLUEPRINTS]    [PHOTO OF CLOUDS]



                       2006 NOTICE AND PROXY STATEMENT
                                         [ALLETE LOGO]




ANNUAL MEETING OF SHAREHOLDERS
------------------------------
TUESDAY, MAY 9, 2006
DULUTH, MINNESOTA

[ALLETE LOGO]


                          March 21, 2006


Dear Fellow Shareholder:

         You are  cordially  invited to the 2006 Annual
Meeting of Shareholders of ALLETE, Inc. to be held on Tuesday, May 9, 2006 at 10:30 a.m. in the auditorium of the Duluth Entertainment Convention Center (DECC). The
DECC is located on the waterfront of Lake Superior at 350 Harbor Drive in Duluth, Minnesota. Free parking is available in the adjoining lot. On behalf of the ALLETE
Board of Directors, I encourage you to attend.

         At this year's  meeting,  you will be asked to
elect ten  directors and to ratify the  appointment  of
PricewaterhouseCoopers    LLP   as   our    independent
registered public accounting firm.

         Standing   for   election   to  the  Board  of
Directors for the first time this year is Jim Hoolihan.
I think you will agree that Mr. Hoolihan has deep ties to northeastern Minnesota and brings a great wealth of business, civic, and political experience to the Board.

         After the Annual Meeting, you are invited to visit with our directors, officers, and employees over lunch in the Lake Superior Ballroom located in the DECC. If you plan to join us for lunch, please register when you vote your proxy.

         Your vote is important to us. Whether or not you plan to attend our Annual Meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please vote your shares online, by a toll-free telephone call, or by signing, dating, and returning the enclosed Proxy Card. Specific instructions on how to vote are provided on your Proxy
Card.

         Thank you for your investment in ALLETE.


                          Sincerely,

                          Donald J. Shippar

                          Donald J. Shippar
                          Chairman, President,
                          and Chief Executive Officer





   ANNUAL MEETING
         OF
    SHAREHOLDERS


     10:30 a.m.
      Tuesday,
    May 9, 2006

   (Doors open at
     9:00 a.m.)


        at


      Duluth
  Entertainment
 Convention Center
 Duluth, Minnesota


    Free Parking


    Lunch will
follow the meeting.



 REGISTER TO ATTEND
   WHEN YOU VOTE
    YOUR PROXY.


  Questions, call
Shareholder Services


    218-723-3974

         or

    800-535-3056

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS-MAY 9, 2006

                                  ALLETE, INC.
                             30 WEST SUPERIOR STREET
                             DULUTH, MINNESOTA 55802

         The Annual Meeting of Shareholders of ALLETE, Inc. will be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, on Tuesday, May 9, 2006 at 10:30 a.m. for the following purposes:

         1. To elect a Board of ten directors to serve for the ensuing year;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as ALLETE's independent registered public accounting firm for 2006; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record on the books of ALLETE at the close of business on March 10, 2006 are entitled to notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited and encouraged to attend the meeting in person. The holders of a majority of the shares entitled to vote at the meeting must be present in person or by proxy to constitute a quorum.

         Your early response will facilitate an efficient tally of your votes. Please follow the instructions on your Proxy Card to vote your shares online or by a toll-free telephone call. To vote by mail, please sign, date, and return the enclosed Proxy Card in the envelope provided.

By order of the Board of Directors,

Deborah A. Amberg

Deborah A. Amberg
Senior Vice President, General Counsel, and Secretary

March 21, 2006
Duluth, Minnesota

                                PROXY STATEMENT
                               TABLE OF CONTENTS

GENERAL INFORMATION                                                            1
  Proxy Solicitation ........................................................  1
  Purpose of the Meeting ....................................................  1
  Shareholders Entitled to Vote .............................................  1
  Shareholders of Record; Beneficial Owners .................................  1
  Quorum; Required Votes ....................................................  1
  How to Vote ...............................................................  2
  Revocation of Proxies .....................................................  2
  Delivery of Proxy Materials to Households .................................  2
  Shareholder Proposals for the 2007 Annual Meeting .........................  3
OWNERSHIP OF ALLETE COMMON STOCK ............................................  3
  Securities Owned by Certain Beneficial Owners .............................  3
  Securities Owned by Directors and Management ..............................  3
  Equity Compensation Plan Information ......................................  4
  Section 16(a) Beneficial Ownership Reporting Compliance ...................  4
ITEM NO. 1-ELECTION OF DIRECTORS ............................................  5
  Nominees for Director .....................................................  5
CORPORATE GOVERNANCE ........................................................  7
  Corporate Governance Guidelines ...........................................  7
  Director Independence .....................................................  7
  Certain Relationships and Related Transactions ............................  8
  Director Nominations ......................................................  8
  Committee Membership, Meetings, and Functions .............................  9
  Communications Between Shareholders and the Board of Directors ............  9
  Director Compensation ..................................................... 10
  Common Stock Ownership Guidelines ......................................... 10
  Code of Ethics ............................................................ 10
COMPENSATION OF EXECUTIVE OFFICERS .......................................... 11
  2005 Proxy Summary Compensation Table ..................................... 11
  Option Grants in Last Fiscal Year ......................................... 12
  Aggregated Option Exercises in Last Fiscal Year ........................... 13
  Long-Term Incentive Plan Awards in Last Fiscal Year ....................... 13
  Retirement Plans .......................................................... 14
  Pension Plan .............................................................. 14
REPORT OF BOARD'S EXECUTIVE COMPENSATION COMMITTEE
         ON EXECUTIVE COMPENSATION .......................................... 15
  Overview of Executive Compensation Philosophy ............................. 15
  Elements of Executive Compensation ........................................ 16
  Chief Executive Officer Compensation ...................................... 17
REPORT OF THE AUDIT COMMITTEE ............................................... 19
  Audit Committee Pre-Approval Policies and Procedures ...................... 19
  Audit and Non-Audit Fees .................................................. 20
ITEM NO. 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
         PUBLIC ACCOUNTING FIRM ............................................. 21
ALLETE COMMON STOCK PERFORMANCE ............................................. 21
  Total Shareholder Return for the Five Years Ending December 31, 2005 ...... 21
OTHER BUSINESS .............................................................. 22

                                 PROXY STATEMENT

                                  ALLETE, INC.
                             30 WEST SUPERIOR STREET
                             DULUTH, MINNESOTA 55802

GENERAL INFORMATION

PROXY SOLICITATION

         These proxy materials are being delivered to shareholders of ALLETE, Inc. (ALLETE or Company) in connection with the solicitation of proxies by the Board of Directors to be voted at ALLETE's 2006 Annual Meeting of Shareholders to be held at 10:30 a.m. CST on Tuesday, May 9, 2006 at the Duluth Entertainment Convention Center, Duluth, Minnesota.

         ALLETE expects to solicit proxies primarily by mail. Directors, officers, other employees, or retirees of the Company also may solicit proxies in person or by telephone at a nominal cost. Brokers, and other custodians, nominees, and fiduciaries will be asked to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. ALLETE has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies. The total fees ALLETE expects to pay in connection with the solicitation of proxies are approximately $12,000 plus expenses. The cost of soliciting proxies will be paid by ALLETE.

         This Notice of Annual Meeting, Proxy Statement, form of proxy, and voting instructions were first mailed to shareholders on or about March 21, 2006.

PURPOSE OF THE MEETING

         The purpose of the Annual Meeting is to elect a Board of ten directors to serve for the ensuing year, to ratify the appointment of PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as ALLETE's independent registered public accounting firm for 2006, and to transact such other business as may properly come before the meeting.

         The Board is not aware of any matter to be presented at the Annual Meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, all shares represented by valid proxies will be voted in accordance with the judgment of the appointed proxies.

SHAREHOLDERS ENTITLED TO VOTE

         Each share of common stock of ALLETE, without par value (Common Stock), of record on the books of ALLETE at the close of business on March 10, 2006 is entitled to notice of and to vote at the Annual Meeting. As of March 10, 2006 there were 30,244,304 outstanding shares of Common Stock, each entitled to one vote.

SHAREHOLDERS OF RECORD; BENEFICIAL OWNERS

         If shares of Common Stock are registered directly in a person's name with ALLETE's transfer agent, Wells Fargo Bank, N.A., that person is considered the "shareholder of record" with respect to those shares and these proxy materials have been sent directly to such persons by ALLETE.

         If a person holds shares of Common Stock in a brokerage account or through a bank or other holder of record, that person is considered the "beneficial owner" of shares held in street name. These proxy materials have been forwarded to the beneficial owners by the broker, bank, or other holder of record who is considered the shareholder of record with respect to those shares. A beneficial owner has the right to direct the broker, bank, or other holder of record on how to vote the beneficially owned shares.

QUORUM; REQUIRED VOTES

         The holders of a majority of the shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum.

         The affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of each director. The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and entitled to vote is required for ratification of the appointment of PricewaterhouseCoopers LLP as ALLETE's independent registered public accounting firm for 2006.

         Abstentions are included in the number of shares present and voting, and have the same effect as votes against the particular proposal.

         Broker non-votes are not counted for or against any proposal, but are treated as present for purposes of determining a quorum. A "broker non-vote" occurs when a broker submits a proxy card for shares to the Company but does not indicate a vote on a particular matter because the broker has not received timely voting instructions from the beneficial owner of the shares and the broker does not have the authority to vote on the matter without such instructions. Under the rules of the New York Stock Exchange (NYSE), a broker may vote shares on Item No. 1, Item No. 2, and on other routine matters in the absence of timely voting instructions from the beneficial owner.

         An automated system administered by Wells Fargo Bank, N.A. tabulates the votes.

HOW TO VOTE

         Shareholders of record may vote their shares by proxy using any of the following methods:

         BY TELEPHONE: Vote by calling the toll-free telephone number printed on the Proxy Card. The proxy card should be in hand when making the call. Easy-to-follow voice prompts allow the caller to authenticate his or her identity, vote the shares, and confirm that the instructions have been properly recorded.

         ON   THE    INTERNET:    The   website   for    Internet    voting   is
WWW.EPROXY.COM/ALE/. The proxy card should be in hand when voting online. As with telephone voting, simple instructions allow the shareholder of record to authenticate his or her identity, vote the shares, and confirm that the instructions have been properly recorded.

         BY MAIL: Shareholders of record may complete, sign, and date the proxy card and return it in the prepaid envelope provided to ALLETE, Inc., c/o Wells Fargo Bank, N.A., Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

         Unless contrary instructions are provided, all shares represented by valid proxies will be voted "FOR" the election of all nominees for Director named herein and "FOR" ratification of the appointment of PricewaterhouseCoopers as ALLETE's independent registered public accounting firm for 2006.

REVOCATION OF PROXIES

         A proxy may be revoked at any time before it is voted by giving written notice of revocation to ALLETE, Inc., c/o Wells Fargo Bank, N.A., Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873, or by delivering a proxy bearing a later date using any of the voting methods described above.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

         Only one copy of ALLETE's 2005 Annual Report and Proxy Statement for the 2006 Annual Meeting of Shareholders will be delivered to an address where two or more shareholders reside unless ALLETE has received contrary instructions from a shareholder at the address. A separate Proxy Card will be delivered to each shareholder at the shared address.

         If you are a shareholder who lives at a shared address and you would like additional copies of the 2005 Annual Report, this Proxy Statement, or any future annual reports or proxy statements contact ALLETE Shareholder Services, 30 West Superior Street, Duluth, MN 55802-2093, telephone number 800-535-3056 or 218-723-3974, and we will promptly mail you copies.

         If you share the same address with another ALLETE shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling ALLETE Shareholder Services at 800-535-3056 or 218-723-3974, or by writing to ALLETE's stock transfer agent, Wells Fargo Bank, N.A.,  Shareowner  Services,
Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854.

         If you did not receive the 2005 ALLETE Annual Report, which includes financial statements, please notify ALLETE Shareholder Services, 30 West Superior Street, Duluth, MN 55802-2093, telephone number 800-535-3056 or 218-723-3974, and a copy will be sent to you.

         Many brokerage firms and other shareholders of record have procedures for the delivery of single copies of company documents to households with multiple beneficial shareholders. If your family has one or more "street name" accounts under which you beneficially own shares of Common Stock, please contact your broker, financial institution, or other shareholder of record directly if you require additional copies of this Proxy Statement or ALLETE's 2005 Annual Report, or if you have other questions or directions concerning your "street name" account.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

         All proposals from shareholders to be considered for inclusion in the Proxy Statement relating to the Annual Meeting scheduled for May 8, 2007 must be received by the Secretary of ALLETE at 30 West Superior Street, Duluth, MN 55802-2093 not later than November 21, 2006. In addition, the persons to be named as proxies in the Proxy Cards relating to that Annual Meeting may have the discretion to vote their proxies in accordance with their judgment on any matter as to which ALLETE did not have notice prior to February 3, 2007, without discussion of such matter in the Proxy Statement relating to that Annual Meeting.

OWNERSHIP OF ALLETE COMMON STOCK

SECURITIES OWNED BY CERTAIN BENEFICIAL OWNERS

         The only person known to ALLETE who, as of March 10, 2006, beneficially owned more than 5 percent of any class of ALLETE's voting securities is Ameriprise Trust Company (Ameriprise), 145 Ameriprise Financial Center, Minneapolis, MN 55474. As of March 10, 2006 Ameriprise held 5,040,430 shares, or 17 percent, of the Common Stock in its capacity as Trustee of the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan
(RSOP). Generally, these shares will be voted in accordance with instructions received by Ameriprise from participants in the RSOP.

SECURITIES OWNED BY DIRECTORS AND MANAGEMENT

         The following table presents the shares of Common Stock beneficially owned as of March 10, 2006 by Directors, nominees for Director, executive officers named in the Summary Compensation Table which appears subsequently in this Proxy Statement, and all Directors and executive officers of ALLETE as a group. Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

                                              Options                                                        Options
                     Number of Shares       Exercisable                            Number of Shares        Exercisable
Name of                Beneficially       within 60 days     Name of                 Beneficially        within 60 days
Beneficial Owner         Owned <F1>    after March 10, 2006  Beneficial Owner          Owned <F1>      after March 10, 2006
------------------------------------------------------------------------------------------------------------------------------
Heidi J. Eddins            3,065                   0         Donald J. Shippar          19,407               23,026
James J. Hoolihan            600                   0         Nick Smith                  6,831                    0
Peter J. Johnson          25,062                 647         Bruce W. Stender           11,174                    0
Madeleine W. Ludlow        3,722                   0         James K. Vizanko           15,566                9,109
George L. Mayer           16,096               3,879         Laura A. Holquist           7,918                3,977
Roger D. Peirce            2,171                   0         Mark A. Schober            13,499               10,395
Jack I. Rajala             9,001               3,879         Claudia Scott Welty        10,727               14,413

All Directors and
executive officers
as a group (19):         165,942              99,925
------------------------------------------------------------------------------------------------------------------------------

<F1> Includes (i) shares as to which voting and investment power is shared with the person's spouse: Mr. Johnson - 14,661, Mr.
     Schober - 4,228, and Ms. Welty - 4,676; (ii) shares owned by the person's spouse: Mr. Johnson - 719, Mr. Smith - 16,  Ms.
     Holquist - 103, and Mr. Vizanko - 1,666;  and  (iii) shares  held  by  the  person's  minor  children:  all Directors and executive officers as a group - 72. Each Director and executive officer owns only a fraction of 1 percent of the Common
     Stock, and all Directors and executive officers as a group also own less than 1 percent of the Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth the Company securities available for issuance under ALLETE's equity compensation plans as of December 31, 2005.

                                    EQUITY COMPENSATION PLAN INFORMATION
                        Number of Securities                                           Number of Securities
                         to be Issued Upon               Weighted-Average              Remaining Available
                           Exercise of                   Exercise Price of             for Future Issuance
                       Outstanding Options,             Outstanding Options,               Under Equity
Plan Category          Warrants and Rights              Warrants and Rights             Compensation Plans <F1>
----------------------------------------------------------------------------------------------------------------
Equity Compensation          357,827                          $34.29                         1,473,972
 Plans Approved by
 Security Holders

Equity Compensation                0                             N/A                                 0
 Plans Not Approved
 by Security Holders
----------------------------------------------------------------------------------------------------------------
Total                        357,827                          $34.29                         1,473,972
----------------------------------------------------------------------------------------------------------------

<F1> Excludes the number of securities to be issued upon exercise of  outstanding options, warrants, and rights.
     The amount  shown is comprised  of:  (i)  1,235,401  shares  available  for  issuance  under the  Executive
     Long-Term  Incentive Compensation Plan in the form of options, rights, restricted stock, performance units, shares, and other grants as approved by the  Executive  Compensation Committee  of  the Board; (ii) 106,166
     shares available for issuance under the Director Stock Plan as payment for a portion of the annual retainer payable to non-employee Directors;  and (iii)  132,405 shares  available  for issuance under the ALLETE and
     Affiliated Companies Employee Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Directors, executive officers, and persons who beneficially own more than 10 percent of a registered class of ALLETE's equity securities, to file reports of initial ownership of Common Stock and other equity securities, and subsequent changes in that ownership with the Securities and Exchange Commission
(SEC) and the NYSE. Based on a review of such reports and the written representations of our Directors and executive officers, ALLETE believes that all such filing requirements were met during 2005. However, in 2006 Mr. Schober filed one late report covering his inheritance in 1999 of a small number of shares of Common Stock and 5 percent preferred stock, and the subsequent redemption by the Company of those same 5 percent preferred stock shares in 2000.

ITEM NO. 1-ELECTION OF DIRECTORS

         All shares represented by the Proxy will be voted, unless authority is withheld, "FOR" the election of the ten nominees for Director named below and on the following page. Directors are elected to serve until the next annual election of Directors and until a successor is elected and qualified, or until a Director's earlier resignation or removal. If any nominee should become unavailable, which is not anticipated, the Board may provide by resolution for a lesser number of Directors, or designate substitute nominees, who would receive the votes represented by proxies.

NOMINEES FOR DIRECTOR
--------------------------------------------------------------------------------

[PHOTO] HEIDI J. EDDINS, 49, of St. Augustine, Florida, has been a Director since 2004 and is a member of the Corporate Governance and Nominating Committee. Ms. Eddins is the Executive Vice President, Secretary, and General Counsel of Florida East Coast Industries, Inc., a transportation and real estate company. Ms. Eddins joined Florida East Coast Industries in 1999 and is responsible for all legal and governmental affairs of the corporation in addition to managing a variety of real estate transactions. Ms. Eddins also serves on the Board of Governors of the Florida Chamber of Commerce and as a Director of the Flagler Hospital Foundation.

--------------------------------------------------------------------------------

[PHOTO]             JAMES J.  HOOLIHAN,  53, of Grand Rapids,  Minnesota,  is  a
                    first-time nominee for Director. Mr. Hoolihan is the President and CEO of the Blandin Foundation, a private, philanthropic foundation whose mission is to strengthen communities in rural Minnesota. From 1981 to 2004, Mr. Hoolihan was the President of Industrial Lubricant Company, which provides industrial supplies and services to logging, railroad, taconite, and coal mining industries. He serves as the Chairman of the Board of Directors of Industrial Lubricant Company and as a Trustee of the College of St. Scholastica in Duluth, MN. Mr. Hoolihan served as the elected Mayor of the City of Grand Rapids from 1990 to 1995. Mr. Hoolihan was known by one of the Company's non-management Directors who recommended him to the Corporate Governance and Nominating Committee.

--------------------------------------------------------------------------------

[PHOTO] PETER J. JOHNSON, 69, of Tower, Minnesota, has been a Director since 1994. Mr. Johnson is a member of the Audit Committee, and the Corporate Governance and Nominating
                    Committee. Mr. Johnson is the retired Chairman and CEO of Hoover Construction Company, a highway and heavy construction contractor. Mr. Johnson serves as a member of the Board of Directors of the Marshall H. and Nellie Alworth Memorial Fund, which provides college scholarships to students from northern Minnesota.

--------------------------------------------------------------------------------

[PHOTO] MADELEINE W. LUDLOW, 51, of Cincinnati, Ohio, has been a Director since 2004 and is a member of the Audit Committee and the Executive Compensation Committee. Since January 2005 Ms. Ludlow has been a Principal of Ludlow Ward Capital Partners, LLC, a Cincinnati-based investment banking firm serving small and middle market companies. She was the Chairman, CEO, and President of Cadence Network, Inc., a web-based provider of utility expense management services from 2000 to 2004. Ms. Ludlow was formerly the Vice President and CFO of Cinergy Corp. She is a current Trustee of the Darden Graduate School of Business Administration at the University of Virginia.

--------------------------------------------------------------------------------

[PHOTO] GEORGE L. MAYER, 61, of Essex, Connecticut, has been a Director since 1996. Mr. Mayer is the Chair of the Audit
                    Committee. Mr. Mayer is the founder and President of Manhattan Realty Group, a real estate investment and management company. Mr. Mayer is also a Director of Schwaab, Inc., one of the nation's largest manufacturers of handheld rubber stamps and associated products.

NOMINEES FOR DIRECTOR
--------------------------------------------------------------------------------

[PHOTO] ROGER D. PEIRCE, 68, of Tucson, Arizona, has been a Director since 2004 and is a member of the Audit Committee and of the Executive Compensation Committee. Mr. Peirce has been a corporate consultant since 1994. Mr. Peirce serves as: Director, Chairman of the Compensation Committee, and member of the Audit Committee of Journal Communication, Inc., a diversified media and communications company; Director and member of the Compensation Committee of Demco, Inc., which offers a wide variety of products to libraries and schools; Director and member of the Compensation Committee and Audit Committee of Brady Corporation, a seller of high performance labels and signs; Compensation Committee Chairman for Schwaab, Inc., one of the nation's largest manufacturers of rubber stamps and associated products; and Director and Compensation Committee member of The Wisconsin Cheeseman, Inc., a mail order gift food company.

--------------------------------------------------------------------------------

[PHOTO] JACK I. RAJALA, 66, of Grand Rapids, Minnesota, has been a Director since 1985. Mr. Rajala is the Chair of the Executive Compensation Committee. He is the Chairman and CEO of Rajala Companies, and Director and President of Rajala Mill Company, both of which manufacture and trade lumber. Mr. Rajala serves as Chairman and CEO of Boundary Company, a forestland investment company, and as a member of the Board of Regents of Concordia College in Minnesota.

--------------------------------------------------------------------------------

[PHOTO] DONALD J. SHIPPAR, 57, of Superior, Wisconsin, has been a Director since 2004 and was named Chairman of ALLETE effective January 2006. Mr. Shippar has been President and CEO of ALLETE since 2004. Since joining the Company in 1976, Mr. Shippar has served as Director of human resources, Vice President of transmission and distribution, Senior Vice President for customer service and delivery, Chief Operating Officer of Minnesota Power, and President of Minnesota Power. Mr. Shippar was named President and CEO of ALLETE in 2004.

--------------------------------------------------------------------------------

[PHOTO] NICK SMITH, 69, of Duluth, Minnesota, has been a Director since 1995. Mr. Smith is a member of the Corporate Governance and Nominating Committee, and of the Executive Compensation Committee. Mr. Smith is Of Counsel at Duluth-based Fryberger, Buchanan, Smith & Frederick, P.A. He was the Chairman of Northeast Ventures Corporation, a venture capital firm investing in northeastern Minnesota, from 1990 to 2005. Mr. Smith serves as a Director and member of the Executive Compensation and Corporate Governance and Nominating Committees of ADESA, Inc., a provider of wholesale used vehicle auctions and related services; Director of Community Development Venture Capital Alliance, a national trade association; and Director of North Shore Bank of Commerce in Minnesota.

--------------------------------------------------------------------------------

[PHOTO] BRUCE W. STENDER, 64, of Duluth, Minnesota, has been a Director since 1995. Mr. Stender is Lead Director, and Chair of the Corporate Governance and Nominating Committee. Mr. Stender served as Chairman of ALLETE from September 2004 to January 2006. He is the President and CEO of Duluth-based Labovitz Enterprises, Inc., which owns and manages hotels and commercial real estate. Mr. Stender serves as Trustee of the Blandin Foundation and as member of the Chancellor's Advisory Committee for the University of Minnesota Duluth.

CORPORATE GOVERNANCE

         Corporate governance refers to the internal policies and practices by which ALLETE is operated and controlled on behalf of its shareholders. Sound corporate governance starts with a strong, independent Board that is accountable to the Company and its shareholders. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders and, to the extent appropriate under Minnesota law, other constituencies, including the Company's employees, customers, suppliers, and the communities in which it does business. Because the Company's ultimate goal is to best focus and direct the resources of the Company, ALLETE views good corporate governance as a source of competitive advantage.

         In keeping with its practice, in 2005 the Board and its committees continued to review and enhance its corporate governance practices. This ensures that the Board and its committees have the necessary authority and practices in place to review and evaluate the Company's business operations as needed, and to make decisions that are independent of the Company's management. As examples, the Board and its committees undertake an annual self-evaluation process, meet regularly without members of management present, have direct access to and meet individually with members of management, and retain their own advisors as they deem appropriate.

         In an effort to further develop the Board, Directors are asked to attend an educational seminar each year and to share their experiences and observations with the other Directors. In addition to seminars, the Board had educational presentations during 2005 addressing such topics as fiduciary responsibilities, energy law developments, and investor perspectives.

         In January 2005 and again in January 2006, the Board and ALLETE senior management met jointly with Mercer Delta Organizational Consulting to review and discuss expectations, responsibilities, and priorities going forward. To prepare for the discussion, Mercer Delta interviewed each Director and members of the senior management team. The focus of the 2006 meeting was to assess the progress over the past year in working together and in working with senior management. The process evaluated both the performance of the Board as a whole and the work of the Board's committees.

CORPORATE GOVERNANCE GUIDELINES

         ALLETE's Corporate Governance Guidelines, initially adopted in 2002, were revised in 2005 and the charters of each of the committees of the Board were updated. The Corporate Governance Guidelines document Board rules and responsibilities, Board selection and composition policies, Board operating policies, Board committee responsibilities, Director compensation, and other matters. Current copies of ALLETE's Corporate Governance Guidelines and the charters of the Corporate Governance and Nominating, Audit and Executive Compensation committees are available on ALLETE's website at WWW.ALLETE.COM. Shareholders may request free printed copies of these documents from ALLETE Shareholder Services, 30 West Superior Street, Duluth, MN 55802-2093.

DIRECTOR INDEPENDENCE

         The Board has adopted independence standards into ALLETE's Corporate Governance Guidelines that are consistent with the director independence standards of the NYSE. An "independent" Director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The Board has adopted certain categorical standards to assist in its determination of each Director's independence. The Board considers a "material relationship" with the Company to exist where:

         - the Director has been employed by the Company within the last three years;

         - a member of the Director's immediate family has been employed by the Company as an executive officer within the last three years;

         - the Director or a member of the Director's immediate family has been an employee or an affiliate of a present or former independent registered public accounting firm of the Company within the last three years;

         - the Director or a member of the Director's immediate family has been employed within the last three years as an executive officer of any business organization for which any of the Company's executive officers currently serves as a member of that business organization's compensation committee;

         - the Director has received within the last three years more than $100,000 in any year in direct compensation from the Company (other than Director and committee fees, pension, and other deferred compensation);

         -  a member of the Director's immediate family has received within  the
            last  three  years  more  than   $100,000  in  any  year  in  direct
            compensation as an executive officer of the Company;

         - the Director is a current employee, or a member of the Director's immediate family is a current executive officer, of any business organization that has made payments to, or received payments from, the Company for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1,000,000, or 2 percent of the other company's consolidated gross revenues;

         - the Director has been an employee within the last three years, or a member of the Director's immediate family has been an executive officer within the last three years, of any business organization to which the Company was indebted at any time within the last three years of an aggregate amount in excess of 5 percent of the Company's total assets;

         - the Director or a member of the Director's immediate family has served within the last three years as an executive officer or a general partner of an entity that has received an investment from the Company or any of its subsidiaries which exceeds the greater of $1,000,000, or 2 percent of such entities total invested capital, in any of the last three years; or

         - the Director or a member of the Director's immediate family has been an executive officer of a foundation, university, non-profit trust or other charitable organization within the last three years for which contributions from the Company account or accounted for more than the greater of $250,000, or 2 percent of such organization's consolidated gross revenues, in any of the last three years.

         The Board reviewed each of the Directors' relationships with the Company in conjunction with these standards and affirmatively determined that all of the Company's Directors, other than Mr. Shippar, are independent under the Board's independence standards and under the NYSE's corporate governance rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         James Hoolihan, a nominee for Director at the 2006 Annual Meeting, has an ownership interest in Industrial Lubricant Company (ILCO), which provides lubricant products to the Company's generation facility, Boswell Energy Center, and ALLETE's wholly owned subsidiary, BNI Coal, Ltd. During 2005 Company purchases from ILCO totaled $341,304. Mr. Hoolihan also has an ownership interest in ILCO Ground Technologies LLC, which provides equipment to the mining industry. In 2005 BNI Coal purchased equipment from ILCO Ground Technologies at a cost of $496,831.

         After discussion, the Corporate Governance and Nominating Committee recommended to the Board that it affirmatively determine that these relationships with the Company are not material to Mr. Hoolihan nor to any person or organization with whom he has an affiliation.

DIRECTOR NOMINATIONS

         The Corporate Governance and Nominating Committee recommends director candidates to the Board and will consider for such recommendations director candidates proposed by management, other Directors, search firms and shareholders. All director candidates will be evaluated based on the criteria identified below, regardless of the identity of the individual or the entity or person who proposed the director candidate. A shareholder who wishes to propose a candidate should provide the candidate's name and a detailed background of the candidate's qualifications to the Corporate Governance and Nominating Committee, c/o the Secretary of ALLETE, 30 West Superior Street, Duluth, MN 55802-2093.

         The selection of director nominees includes consideration of factors deemed appropriate by the Board. The Board may engage a search firm to assist in identifying, evaluating, and conducting due diligence on potential director nominees. Factors will include integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate's relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties and the likelihood that he or she will be willing and able to serve on the Board for a sustained period. The Corporate Governance and Nominating Committee will consider the candidate's independence, as defined in the Corporate Governance Guidelines, and the rules of the NYSE and SEC. In connection with the selection, due consideration will be given to the Board's overall balance of diversity of perspectives, backgrounds, and experiences. Experience, knowledge, and skills to be represented on the Board include, among other considerations, financial expertise (including an "audit committee financial expert" within the meaning of the SEC's rules), electric utility and/or real estate knowledge and contacts, financing experience, strategic planning, business development, and community leadership.

         The Corporate Governance and Nominating Committee will review all candidates, and before any contact is made with a potential candidate, will notify the Board of its intent to do so, will provide the candidate's name and background information to the Board, and allow time for Directors to comment. The Corporate Governance and Nominating Committee will screen, personally interview, and recommend candidates to the Board. A majority of the committee members will interview any potential nominee before recommending that candidate to the Board. The recommendations of the Corporate Governance and Nominating Committee will be timed so as to allow interested Board members an opportunity to interview the candidate prior to the nomination of the candidate.

COMMITTEE MEMBERSHIP, MEETINGS, AND FUNCTIONS

         The Board has three standing committees, the Corporate Governance and Nominating Committee, the Audit Committee and the Executive Compensation Committee.

         The members of the Corporate Governance and Nominating Committee are Mr. Stender (Chair), Ms. Eddins, Mr. Johnson, and Mr. Smith, and it held four meetings during 2005. The Corporate Governance and Nominating Committee provides recommendations to the Board with respect to Board organization, membership, function, committee structure and membership, succession planning for executive management, and the application of corporate governance principles. The Corporate Governance and Nominating Committee also performs the functions of a director nominating committee, leads the Board's annual evaluation of the chief executive officer, and is authorized to exercise the authority of the Board in the intervals between meetings.

         The members of the Audit Committee are Mr. Mayer (Chair), Ms. Ludlow, Mr. Johnson, and Mr. Peirce, and it held nine meetings in 2005. The Audit Committee recommends the selection of an independent registered public accounting firm, reviews the independence and performance of the independent registered public accounting firm, reviews and evaluates ALLETE's accounting practices, reviews periodic financial reports to be provided to the public, and reviews and recommends approval of the annual audit report.

         The members of the Executive Compensation Committee are Mr. Rajala (Chair), Ms. Ludlow, Mr. Peirce, and Mr. Smith. The Executive Compensation Committee held six meetings in 2005. It establishes compensation and benefit arrangements for ALLETE's executive officers and other key executives that are intended to be equitable, competitive in the marketplace, and consistent with corporate objectives.

         Mr. Stender, as Lead Director, is an ex-officio member of all committees. It is anticipated that committee chairs will rotate among Directors in the future. The Board recognizes that the practice of chair rotation provides development for the Directors and allows a variety of perspectives in leadership positions.

         During 2005 the Board held eight meetings. All Directors attended 95 percent or more of the aggregate number of meetings of the Board and applicable committee meetings in 2005. All Directors are expected to attend the Annual Meeting and all Directors attended in 2005.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

         Shareholders who wish to communicate directly with the Board or with the non-management Directors may do so by addressing the Lead Director, c/o Secretary of ALLETE, 30 West Superior Street, Duluth, MN 55802-2093.

DIRECTOR COMPENSATION

         Employee Directors receive no additional compensation for their services as Directors. ALLETE pays each non-employee Director under the terms of the ALLETE Director Stock Plan an annual cash retainer and an annual equity retainer fee paid entirely in Common Stock in amounts valued as set forth below:

                                 Annual Retainer Fee     Annual Equity Retainer
                                 ----------------------------------------------
         Chairman or
           Lead Director               $73,000                  $47,500
         Director                      $23,500                  $47,500




         In addition, ALLETE pays each non-employee Director, other than the Lead Director or Chairman, annual cash retainer fees for each committee, and chair assignment as set forth below:

                                               Committee Retainer Fees
                                      Member Fee     Chair (Includes Member Fee)
                                      ------------------------------------------
         Audit                          $9,000                $17,500
         Executive Compensation         $7,500                $13,000
         Corporate Governance
           and Nominating               $7,500                $12,000


         The amounts shown above reflect increases in Director retainer fees that became effective May 1, 2005. The actual amounts received by Directors during 2005 were pro-rated to reflect service under the applicable fee schedule.

         Directors may elect to defer all or part of the cash portion of their retainer fees under the terms of the ALLETE Director Compensation Deferral Plan. Directors may also elect to receive all or part of the cash portion of their retainer fees in ALLETE Common Stock.

COMMON STOCK OWNERSHIP GUIDELINES

         The Corporate Governance and Nominating Committee has determined that Directors and certain executive officers whose primary job responsibilities affect all business units of the Company should have a significant equity interest in the Company. The Committee believes that such equity ownership aligns the interest of Directors and executive management with the interests of the Company's shareholders. Accordingly, the Board has adopted share ownership guidelines effective October 2005. Directors are expected to own 500 shares of Common Stock prior to their election as Directors and 3,000 shares of Common Stock within three years after their election as Director. The President and CEO is expected to maintain Common Stock ownership equal in value to at least four times his annual salary. In addition, four Senior Vice Presidents, who each have primary job functions that affect all business units of the Company, are required to maintain Common Stock ownership equal in value to at least two times her or his annual salary. ALLETE allows five years for existing executives to meet the ownership guidelines and seven years for new executives.

         The Corporate Governance and Nominating Committee annually reviews the share ownership levels of the persons subject to these guidelines. All shares benefically owned by the individual are included in the determination of Common Stock ownership. Stock options, including vested options, and unvested Performance Shares are not included.

CODE OF ETHICS

         ALLETE has adopted a written Code of Ethics that applies to Directors and all Company employees, including our chief executive officer, chief financial officer and controller. A copy of our Code of Ethics is available on our website at WWW.ALLETE.COM and printed copies are available upon request without charge. Any amendment to or waiver of the Code of Ethics will be disclosed on our website at WWW.ALLETE.COM promptly following the date of such amendment or waiver.

COMPENSATION OF EXECUTIVE OFFICERS

         The following information describes compensation paid in the years 2005, 2004, and 2003 to ALLETE's named executive officers.

                                           2005 PROXY SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation <F1>            Long-Term Compensation
                                            ---------------------------------------------------------------------
                                                                                     Awards              Payouts
                                                                 Other    ---------------------------------------     All
                                                                 Annual    Restricted                                Other
                                                                 Compen-     Stock       Securities        LTIP     Compen-
Name and                                     Salary  Bonus <F2>  sation      Award    Underlying Options  Payouts   sation <F9>
Principal Position                   Year      ($)    ($)         ($) <F7>    ($)            (#) <F8>       ($)       ($)
---------------------------------------------------------------------------------------------------------------------------------
DONALD J. SHIPPAR                    2005   445,185  527,407     10,866        0           19,618        327,874    108,393
Chairman, President, and CEO         2004   382,500  452,487      5,309        0           13,905         88,508     61,286
                                     2003   265,964  235,639      4,175        0            7,217         77,759     26,851

JAMES K. VIZANKO                     2005   276,580  315,841<F3> 24,209        0           10,057        203,620     61,421
Senior Vice President                2004   273,780  334,437<F3> 15,384        0            8,635        108,570     43,533
and Chief Financial Officer          2003   263,726  265,825<F4> 12,902        0           20,655         95,384     24,892

LAURA A. HOLQUIST                    2005   193,004  242,088     20,099        0            4,516         87,417     56,713
President of ALLETE                  2004   182,962  300,588      9,752        0            3,708         37,759     30,816
Properties, LLC                      2003   174,503  143,679      7,009        0            3,079         33,173     25,158

MARK A. SCHOBER                      2005   197,413  204,256<F5>  8,388        0            4,167         84,408     41,960
Senior Vice President                2004   194,485  217,508<F5>  3,557        0            3,579         54,123     28,050
and Controller                       2003   190,420  144,663<F6>  2,654        0            4,413         47,550     17,137

CLAUDIA SCOTT WELTY                  2005   205,364  172,271      7,428        0            4,338         83,920     43,663
Senior Vice President and            2004   198,679  165,661      2,956        0            3,557         41,294     30,147
Chief Administrative Officer         2003   181,696  106,568      2,690        0            3,367         36,279     18,377
---------------------------------------------------------------------------------------------------------------------------------

<F1> Amounts shown include  compensation  earned by the named executive  officers,  as well as amounts earned but deferred at the election of those officers.
<F2> Except as otherwise  indicated by footnote,  the "Bonus" column is comprised of amounts earned pursuant to ALLETE's  Results
     Sharing program and/or  Executive  Annual Incentive Plan. For bonuses paid in Common Stock, the market value of the stock at the time of payment is included.
<F3> Included in the amount shown for Mr.  Vizanko is $81,600 in 2004 and $54,500 in 2005 paid as a bonus in connection  with the spin-off of ADESA, Inc. (ADESA).
<F4> Included in the amount  shown for Mr.  Vizanko is $100,000  paid as a bonus in  connection  with the sale of ALLETE's  water services businesses.
<F5> Included in the amount shown for Mr.  Schober is $57,900 in 2004 and $38,600 in 2005 paid as a bonus in connection  with the spin-off of ADESA.
<F6> Included in the amount  shown for Mr.  Schober is $50,000  paid as a bonus in  connection  with the sale of  ALLETE's  water services businesses.
<F7> Amounts shown are comprised of above-market interest on deferred compensation.
<F8> All  outstanding  ALLETE stock option awards shown for 2004 and 2003 were adjusted in connection with the September 20, 2004 spin-off of ADESA and the one-for-three  reverse stock split to preserve the economic value of the awards  immediately prior to the spin-off and reverse stock split.  To calculate the adjustment,  the number of shares  underlying the original option award was multiplied by a ratio of .862 and the original option exercise price was divided by the same ratio.
<F9> In 2005 comprised of: (i) ALLETE  contributions to the RSOP and the Flexible Benefit Plan (Mr. Shippar $26,827,  Mr. Vizanko
     $26,196,  Ms. Holquist  $23,143,  Mr. Schober  $24,497,  Ms. Welty $25,487);  and (ii) amounts earned under the Supplemental
     Executive  Retirement Plan (Mr. Shippar $81,566,  Mr. Vizanko $35,225,  Ms. Holquist $33,570, Mr. Schober $17,463, Ms. Welty
     $18,176).
     In 2004 comprised of: (i) ALLETE  contributions to the RSOP and the Flexible Benefit Plan (Mr. Shippar $22,262,  Mr. Vizanko
     $21,647,  Ms. Holquist  $18,917,  Mr. Schober  $20,585,  Ms. Welty $20,933);  and (ii) amounts earned under the Supplemental
     Executive  Retirement Plan (Mr. Shippar $39,024,  Mr. Vizanko $21,886,  Ms. Holquist $11,899,  Mr. Schober $7,465, Ms. Welty
     $9,214).
     In 2003 comprised of: (i) ALLETE  contributions to the RSOP and the Flexible Benefit Plan (Mr. Shippar $19,342,  Mr. Vizanko
     $19,342,  Ms. Holquist  $15,043,  Mr. Schober  $17,137,  Ms. Welty $17,504);  and (ii) amounts earned under the Supplemental
     Executive Retirement Plan (Mr. Shippar $7,509, Mr. Vizanko $5,550, Ms. Holquist $10,115, Ms. Welty $873).

                                              OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------
                                                            Individual Grants                            Grant Date Value
---------------------------------------------------------------------------------------------------------------------------
                                 Number of           % of Total
                                Securities         Options Granted       Exercise                          Grant Date
                                Underlying         to Employees in        Price         Expiration        Present Value
Name                        Options Granted <F1>      Fiscal Year         ($/Sh)           Date                ($) <F2>
--------------------------------------------------------------------------------------------------------------------------
Donald J. Shippar                 19,618               16.5               41.35      February 1, 2015       158,996

James K. Vizanko                  10,057                8.4               41.35      February 1, 2015        81,508

Laura A. Holquist                  4,516                3.8               41.35      February 1, 2015        36,600

Mark A. Schober                    4,167                3.5               41.35      February 1, 2015        33,772

Claudia Scott Welty                4,338                3.6               41.35      February 1, 2015        35,158
--------------------------------------------------------------------------------------------------------------------------

<F1> Options vest in three equal installments,  one on each of February 1, 2006, 2007 and 2008. The options are subject to a change-in-control acceleration provision.
<F2> The grant date dollar value of options is based on ALLETE's  binomial  ratio (as of February 1, 2005) of .196 so that each option has an  indicated  value of $8.10,  which is the product of the grant date share price  ($41.35)  and the binomial ratio. The binomial option valuation method is a mathematical model premised on immediate exercisability and transferability  of the options,  which are not features of ALLETE's options granted to executive  officers and other employees.  The values shown are  theoretical  and do not  necessarily  reflect the actual values the  recipients may eventually  realize.  Any actual value to the officer or other employee will depend on the extent to which the market value of Common Stock at a future date exceeds the exercise  price.  In addition to the option  exercise  price,  the following  assumptions for modeling were used to calculate the values shown for the options granted in 2005: (i) each option remains  outstanding for a period of seven years; (ii) dividend yield of 2.9 percent (based on the most recent quarterly  dividend  paid  prior to the date of grant);  (iii)  dividend  increase  of 5  percent;  (iv) stock  price volatility  of .20 (based on estimate of peer group  analysis  and  historic  volatility  since the 2004  spin-off of
     ADESA); and (v) a risk-free rate of return of 4.06 percent (based on Treasury yields).

                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------
                                                                 Number of Securities           Value of Unexercised
                                                                Underlying Unexercised              In-the-Money
                      Shares Acquired      Value Realized        Options at FY-End (#)          Options at FY-End ($)
Name                  on Exercise (#)            ($)          Exercisable   Unexercisable     Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Donald J. Shippar          6,129              100,752            22,365        28,888          322,192       109,871

James K. Vizanko          30,983              509,560             2,879        15,813           17,977        62,592

Laura A. Holquist          3,079               60,470             1,236         6,988            7,718        27,403

Mark A. Schober                0                    0             7,813         6,553          114,773        25,941

Claudia Scott Welty       13,588              290,586            11,782         6,709          187,401        26,300
---------------------------------------------------------------------------------------------------------------------------


                                   LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------
                                                                                 Estimated Future Payouts Under
                             Number of Shares,       Performance                   Non-Stock Price-Based Plans
                              Units or Other       or Other Period      --------------------------------------------
                                  Rights          Until Maturation      Threshold         Target             Maximum
Name                                (#)               or Payout            (#)              (#)                (#)
---------------------------------------------------------------------------------------------------------------------------
Donald J. Shippar                 3,845              1/05-12/07          1,923             3,845             7,690

James K. Vizanko                  1,971              1/05-12/07            986             1,971             3,942

Laura A. Holquist                   885              1/05-12/07            443               885             1,770

Mark A. Schober                     817              1/05-12/07            409               817             1,634

Claudia Scott Welty                 850              1/05-12/07            425               850             1,700
---------------------------------------------------------------------------------------------------------------------------

         The table directly above reflects the number of shares of Common Stock that can be earned pursuant to the Executive Long-Term Incentive Compensation Plan for the 2005-2007 performance period, if the Total Shareholder Return of the Company meets goals established by the Executive Compensation Committee. The goals are based on the Company's ranking against a peer group of 16 comparable companies. A threshold performance share award will be earned if the Company's Total Shareholder Return ranks at least 10th, a target award will be earned if the Company ranks at least 7th, and a maximum award will be earned if the Company ranks at least 3rd. For this comparison, the Total Shareholder Return ranking will be computed over the three-year period from January 1, 2005 through December 31, 2007. Dividend equivalents accrue during the performance period and are paid in shares only to the extent performance goals are achieved. If earned, 100 percent of the performance shares will be paid in Common Stock after the end of the performance period. Upon a change in control of the Company, payment is accelerated at 200 percent of the target number of performance shares granted as increased by dividend equivalents for the performance period.

RETIREMENT PLANS

         The following table sets forth examples of the estimated annual retirement benefits that would be payable to participants in ALLETE's Retirement Plan and Supplemental Executive Retirement Plan after various periods of service, assuming no changes are made to either plan and retirement at the normal retirement age of 65.

                                                        PENSION PLAN
                                                      Years of Service
---------------------------------------------------------------------------------------------------------------------------
  Remuneration <F1>           15                    20                    25                   30                 35
---------------------------------------------------------------------------------------------------------------------------
       $100,000            $12,000               $16,000               $20,000             $35,000             $40,000
        125,000             15,000                20,000                25,000              43,750              50,000
        150,000             18,000                24,000                30,000              52,500              60,000
        175,000             21,000                28,000                35,000              61,250              70,000
        200,000             24,000                32,000                40,000              70,000              80,000
        225,000             27,000                36,000                45,000              78,750              90,000
        250,000             30,000                40,000                50,000              87,500             100,000
        300,000             36,000                48,000                60,000             105,000             120,000
        400,000             48,000                64,000                80,000             140,000             160,000
        450,000             54,000                72,000                90,000             157,500             180,000
        500,000             60,000                80,000               100,000             175,000             200,000
        600,000             72,000                96,000               120,000             210,000             240,000
        700,000             84,000               112,000               140,000             245,000             280,000
        800,000             96,000               128,000               160,000             280,000             320,000
        900,000            108,000               144,000               180,000             315,000             360,000
      1,000,000            120,000               160,000               200,000             350,000             400,000
      1,100,000            132,000               176,000               220,000             385,000             440,000
      1,200,000            144,000               192,000               240,000             420,000             480,000
---------------------------------------------------------------------------------------------------------------------------

<F1> Represents the highest  annualized  average  compensation  (salary and Results Sharing and Executive Annual  Incentive bonuses) received for 48 consecutive months during the employee's last 15 years of service with ALLETE.

         Retirement benefit amounts shown are in the form of a straight-life annuity to the employee and are based on amounts listed in the Summary Compensation Table under the heading "Salary" and on amounts under the heading "Bonus" to the extent comprised of amounts earned pursuant to ALLETE's Results Sharing program and/or Executive Annual Incentive Plan. Retirement benefit amounts shown are not subject to any deduction for Social Security or other offset amounts. ALLETE's Retirement Plan provides that the benefit amount at retirement is subject to adjustment in future years to reflect changes in cost of living to a maximum adjustment of 3 percent per year. As of December 31, 2005 the executive officers named in the Summary Compensation Table had the following years of credited service under the plans:

         Donald J. Shippar    29 years      Mark A. Schober           28 years
         James K. Vizanko     28 years      Claudia Scott Welty       27 years
         Laura A. Holquist    19 years

         With certain exceptions,  the Internal Revenue Code of 1986, as amended
(Code), restricts the aggregate amount of annual pension benefits which may be paid to an employee under ALLETE's Retirement Plan to $170,000 for 2005. This amount is subject to adjustment in future years to reflect changes in the cost of living. ALLETE's Supplemental Executive Retirement Plan provides for supplemental payments by ALLETE to eligible executives (including the executive officers named in the Summary Compensation Table) in amounts sufficient to maintain total retirement benefits upon retirement at a level which would have been provided by ALLETE's Retirement Plan if benefits were not restricted by the Code.

REPORT OF BOARD'S EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Described below are the compensation policies of the Executive Compensation Committee of the Board (Compensation Committee) effective for 2005 with respect to the executive officers of ALLETE. Composed entirely of independent Directors, the Compensation Committee is responsible for recommending to the Board policies that govern the executive compensation program of ALLETE and for administering those policies. The Compensation Committee has retained the services of independent compensation consulting firms to assist the Compensation Committee in connection with the performance of such responsibilities.

OVERVIEW OF EXECUTIVE COMPENSATION PHILOSOPHY

         Our executive compensation philosophy is based on employing and retaining quality people, rewarding them for performance, and motivating them to increase shareholder value. ALLETE strives to earn superior returns for its shareholders by employing exceptional leadership, providing a dynamic work environment, and challenging management to attain annual and long-term goals.

         Our executive compensation philosophy is built around core values and fundamental principles that are the basis for a sound decision-making process for the design and administration of our executive compensation programs. These principles include:

         -  Linkage of pay to performance and a clear definition of performance;

         - Long-term focus that fits the Company's strategic plans for equity growth and value creation;

         - The Compensation Committee exercising its independent judgment on behalf of shareholders;

         -  Transparency   in  the  philosophical  basis  and  the  design   and
            implementation of compensation plans;

         - A meaningful equity investment by executives in the Company and guidelines on stock ownership; and

         -  Provision of fair and competitive pay.

         The key components of compensation, including base salary and annual and long-term incentives, are reviewed in the aggregate and are generally targeted at the midpoint of market for target performance, with the potential for above-target pay with above-target performance.

         The Compensation Committee compares senior executive compensation levels with those of a group of 16 comparable companies and comparative information from general industrial companies in tandem with available specific industry data including electric utility and real estate companies. This benchmarking is done with respect to the key elements of ALLETE's executive compensation programs as well as the compensation of individual executives where job descriptions are sufficiently similar. In addition to reviewing compensation levels against those of ALLETE's peer companies and comparable industry data, the Compensation Committee also considers the level of responsibility of the position, experience, past performance of the executive, and the CEO's assessment of the senior executives who report directly to him.

         The Compensation Committee believes that the Company's financial and strategic objectives can best be attained by tying executive compensation to measures of annual and long-term financial performance and to growth in shareholder returns. ALLETE's program focuses on pay for performance by providing a significant portion of at-risk pay (short-term and long-term incentives). The short-term plan focuses executives on objective financial and non-financial measures approved by the Compensation Committee. A portion of the short-term incentives for executives is based on goals that are aligned with the goals of the Company's broad-based incentive plan. The long-term incentive plan consists of stock-based programs intended to align executives' interests with shareholders' interests.

         Code Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid for any fiscal year to each of the corporations' CEO and four other most highly compensated executive officers as of the end of any fiscal year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The awards granted to the executive officers under the

Executive Long-Term Incentive Compensation Plan are intended to qualify as performance-based compensation within the meaning of Code Section 162(m). The Compensation Committee generally intends to structure executive compensation plans so that the Company may deduct all executive compensation, but reserves the right to do otherwise if it is determined by the Compensation Committee to be in the best interests of the Company and its shareholders.

ELEMENTS OF EXECUTIVE COMPENSATION

         As described below, executive officers of ALLETE receive a compensation package that consists of three basic elements: base salary, performance-based compensation, and broad-based and supplemental executive benefits. The compensation of ALLETE's CEO for the year 2005 is discussed separately below.

BASE SALARY

         The Compensation Committee annually reviews and determines the base salaries of the CEO and other members of senior management. Salaries are also reviewed in the case of promotions or other significant changes in responsibilities. In each case, the Compensation Committee takes into account the results achieved by the executive, his or her future potential, scope of responsibilities, experience, and competitive salary practices.

ANNUAL PERFORMANCE-BASED INCENTIVE AWARDS

         Annual incentives under ALLETE's performance-based compensation plans are tied to ALLETE's overall corporate and business unit financial performance, and achievement of operations and strategic initiatives.

         - RESULTS SHARING. Approximately 50 percent of the Company's employees are eligible to participate in ALLETE's Results Sharing program. The Results Sharing award opportunities for 2005 were based on corporate net income from continuing operations and business unit net income. Target level performance is earned if budgeted goals are met. Target performance results in an award of 5 percent of base salary, assuming safety, customer service and reliability, and environmental protection goals established by the Compensation Committee are also accomplished. For all named executive officers except Ms. Holquist who is not a participant in the Results Sharing Program, the results shown in the Summary Compensation Table reflect earned awards in 2005 of 7.7 percent of annual base salary, based on results that exceeded target goals.

         - EXECUTIVE ANNUAL INCENTIVE PLAN. The Executive Annual Incentive Plan is intended to focus executive attention on meeting and exceeding annual financial and non-financial goals established by the Compensation Committee. For 2005 financial performance measures were business unit contributions to revenue, net income from continuing operations, and operating free cash flow. Annual incentive awards are determined as a percentage of each executive officer's base salary, except for Ms. Holquist whose award is determined as a percentage of land sales and earnings from real estate operations. For 2005 the incentive target opportunity (not including ALLETE's CEO) ranged from 35 percent to 96 percent of the named executive officer's December 1, 2005 base salary. Target level awards are earned if financial goals are achieved. The 2005 financial and non-financial results substantially exceeded goals set by the Compensation Committee. The results shown in the Summary Compensation Table reflect earned awards ranging from 75 percent to 121 percent of December 1, 2005 base salary.

LONG-TERM INCENTIVE AWARDS

         Long-term incentive awards consisting of stock options and performance shares are granted annually to each member of senior management under the Executive Long-Term Incentive Compensation Plan (LTIP). The aggregate target value of the LTIP award to the executive officers (not including ALLETE's CEO) ranges from 35 percent to 60 percent of the executive officer's annual base salary. The dollar value of the target award has been allocated 50 percent to stock options and 50 percent to performance shares.

         - STOCK OPTIONS. Stock options vest in three equal installments with 33 percent becoming exercisable on each anniversary of the grant date. Stock options have a ten-year term. They are granted with an exercise price equal to the fair market value of the ALLETE Common Stock on the date of the grant. The stock options have value only if the Common Stock price appreciates above the price on the date of grant. In

           2005 the named executive officers were awarded the number of stock options shown in the table headed "Option Grants in Last Fiscal Year."

         - PERFORMANCE SHARES. Payments pursuant to performance share awards are determined based on ALLETE's Total Shareholder Return relative to a peer group of 16 comparable companies over the applicable performance period. The peer group was determined by the Compensation Committee based primarily on industry and size as determined by market capitalization. The payout from the performance share award can range from zero to 200 percent of the target award based on ALLETE's Total Shareholder Return versus the peer group. Dividend equivalents accrue on the performance shares during the applicable performance period and are paid in Common Stock only to the extent the Total Shareholder Return performance goals are achieved. If earned, performance shares are paid in Common Stock at the end of the performance period. The potential number of performance shares the named executive officers can earn at the end of the three-year performance period 1/1/2005-12/31/2007 is shown in the table headed "Long-Term Incentive Plan Awards in the Last Fiscal Year."

           For the two-year performance period ending December 31, 2005, shareholders of ALLETE realized a Total Shareholder Return of 33.8 percent on their investment in Common Stock, ranking ALLETE number one among the peer group of 16 comparable companies. As a result, the payout for this two-year period is 200 percent of the target award and is included in the "LTIP Payouts" column in the Summary Compensation Table. Certain executive officers are expected to retain performance shares they earn until they retire or leave service from the Company.

         The Compensation Committee has determined that these awards under the performance-based compensation plans are consistent with its philosophy of aligning executive officers' interests with those of shareholders and with the performance of ALLETE.

SUPPLEMENTAL EXECUTIVE BENEFITS

         ALLETE has established a Supplemental Executive Retirement Plan (SERP) to compensate certain employees, including the executive officers, by replacing benefits not provided by the Company's Flexible Benefit Plan and the Retirement Savings and Stock Ownership Plan due to government-imposed limits, and to provide retirement benefits that are competitive with those offered by other businesses with which ALLETE competes for executive talent. The SERP provides employees whose salary and bonus exceed the salary limitations within tax-qualified plans with additional benefits such that they receive in aggregate the benefits they would have been entitled to receive had such limitations not been imposed. The SERP also provides certain executive employees with a 40 percent supplemental benefit if a change in control of the Company results in the termination of the covered executives' employment and an immediate distribution in full of the covered executives' SERP account and/or Executive Investment Plan deferral account. The supplemental benefit is available only if the covered executive employee is not eligible for early retirement at the time of the change-in-control event.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The independent Directors meet each year in executive session to evaluate the performance of Mr. Shippar, ALLETE's CEO. The Compensation Committee considers results of this evaluation in determining Mr. Shippar's compensation consistent with the previously-described compensation philosophy. The Compensation Committee also consults with its independent compensation consultant in setting the CEO's compensation. The CEO's compensation package is designed by the Compensation Committee to provide substantial incentive to achieve and to exceed the Board's financial and strategic goals for the Company and Total Shareholder Return goals.

         In January 2005 Mr. Shippar's base salary was increased 6 percent to $424,000 to move his base salary toward the midpoint of salaries of chief executive officers of comparable companies. In June 2005 Mr. Shippar's base salary was further increased 8.5 percent to $460,000 to move his base salary closer to the midpoint of the market and to recognize his leadership and contributions to the performance of the Company.

         Under ALLETE's Results Sharing program, Mr. Shippar was awarded $34,087, or 7.7 percent of his annual salary, which is consistent with the percentage earned by all other participants. Under the Executive Annual Incentive Plan in 2005, Mr. Shippar's target opportunity was 50 percent of his base salary. He earned an award of $493,350, or 107.3 percent of his December 1, 2005 base salary, which rewarded Mr. Shippar for the achievement of 2005 net income from continuing operations and operating free cash flow that were significantly above pre-determined goals, as well as for achievement of non-financial strategic goals established by the Compensation Committee.

         The compensation of the Company's CEO also contains elements which motivate him to focus on the longer-term performance of the Company. In 2005, under the LTIP, Mr. Shippar was awarded target opportunity with a value equal to 75 percent of his base salary. The dollar value of the target opportunity has been allocated 50 percent to stock options and 50 percent to performance shares and as a result he was granted 19,618 stock options and 3,845 performance shares. The stock options and performance shares have the same characteristics as those issued to other executive officers as described above. The LTIP payout for 2005 shown in the Summary Compensation Table includes a payment of the award earned for the two-year performance period ending December 31, 2005.



March 21, 2006

Executive Compensation Committee

Jack I. Rajala, Chair
Madeleine W. Ludlow
Roger D. Peirce
Nick Smith

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board is comprised of four non-employee Directors, each of whom has been determined by the Board to be "independent" under ALLETE's Corporate Governance Guidelines, and within the meaning of the rules of both the NYSE and the SEC. The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Peirce and Ms. Ludlow are "audit committee financial experts" within the meaning of the rules of the SEC. The Audit Committee operates pursuant to a written charter adopted by the Board that was amended and restated in January 2006. The current Audit Committee Charter is available on the Company's website at WWW.ALLETE.COM. The Audit Committee assists the Board's oversight of the integrity of ALLETE's financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the audit process, and internal controls. The Audit Committee reviews and recommends to the Board that the audited financial statements be included in ALLETE's Annual Report on Form 10-K.

         During 2005 the Audit Committee met and held separate discussions with members of ALLETE's management and the Company's independent registered public accounting firm, PricewaterhouseCoopers, regarding certain audit activities and the plans for and results of selected internal audits. The Audit Committee reviewed the quarterly financial statements. It reviewed with management and the independent registered public accounting firm the adequacy of the systems of internal controls, and the Company's compliance with laws and regulations. It also reviewed the Company's process for communicating its code of business conduct and ethics. The Audit Committee approved the appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for the year 2006, subject to shareholder ratification. The Company's independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee discussed with the independent auditor the firm's independence.

         The Audit Committee has: (i) reviewed and discussed ALLETE's audited financial statements for the year ending December 31, 2005 with ALLETE's management and with ALLETE's independent registered public accounting firm; (ii) met with management to discuss all financial statements prior to their issuance and to discuss significant accounting issues; and (iii) discussed with ALLETE's independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which include, among other items, matters related to the conduct of the audit of ALLETE's financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

         Based on the above-mentioned review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in ALLETE's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

         The Audit Committee has pre-approval policies and procedures related to the provision of audit and non-audit services by the independent registered public accounting firm. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent registered public accounting firm and the estimated fees related to these services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of the independence of the independent registered public accounting firm, including compliance with the SEC's rules and regulations.

         The Audit Committee will, as necessary, consider and, if appropriate, pre-approve the provision of additional audit and non-audit services by the independent registered public accounting firm that were not encompassed by the Audit Committee's annual pre-approval and that are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, these additional audit and non-audit services, provided that the Chair shall promptly report any decisions to pre-approve such services to the Audit Committee.

AUDIT AND NON-AUDIT FEES

         The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of ALLETE's annual financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

         All audit and non-audit services and fees for 2005 were pre-approved by the Audit Committee. We have considered and determined that the provision of the non-audit services noted below is compatible with maintaining PricewaterhouseCoopers' independence.

                                      2005                      2004
                                   ------------------------------------
  Audit Fees <F1>                  $1,550,000                $1,800,000
  Audit-Related Fees <F2>                   0                   130,000
  Tax Fees <F3>                        80,000                 1,040,000
  All Other Fees <F4>                  10,000                     9,000
                                   ------------------------------------
  Total                            $1,640,000                $2,979,000

<F1> Audit fees were comprised of audit work  performed on the integrated  audit of the consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, subsidiary audits, and security offerings.
<F2> Audit-related fees in 2004 were comprised of assurance services,  including audits of employee benefit plans and accounting consultations. In 2005 audits of the Company's employee benefit plans were performed by another independent registered public accounting firm.
<F3> Tax fees were comprised of tax  compliance  services,  including assistance with the preparation of tax returns and claims for tax refunds, and tax consultation and planning services, including assistance with tax audits and appeals, tax advice relating to the divestiture of ADESA, mergers and acquisitions, and employee benefit plans, and requests for rulings or technical advice from taxing authorities. In 2005 tax compliance services totaled $20,000, and tax consulting and planning services totaled $60,000. In 2004 tax compliance services totaled $500,000, and tax consulting and planning services totaled $540,000.
<F4> Other fees were comprised of license fees and maintenance fees for internal audit work paper software and accounting research software.


March 21, 2006

Audit Committee

George L. Mayer, Chair
Peter J. Johnson
Madeleine W. Ludlow
Roger D. Peirce

ITEM NO. 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
           PUBLIC ACCOUNTING FIRM

         The Audit Committee of the Board recommends shareholder ratification of the appointment of PricewaterhouseCoopers as ALLETE's independent registered public accounting firm for the year 2006. PricewaterhouseCoopers has acted in this capacity since October 1963.

         A representative of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

         The Board recommends a vote "FOR" ratifying the appointment of PricewaterhouseCoopers as ALLETE's independent registered public accounting firm for 2006.

ALLETE COMMON STOCK PERFORMANCE

         The following graph compares ALLETE's cumulative Total Shareholder Return on its Common Stock with the cumulative return of the S&P 500 Index and the Philadelphia Stock Exchange Utility Index (Philadelphia Utility Index). The S&P 500 Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. Because this composite index has a broad industry base, its performance may not closely track that of a composite index comprised solely of electric utilities. The Philadelphia Utility Index is a capitalization-weighted index of 20 utility companies involved in the production of electrical energy.

         The calculations assume a $100 investment on December 31, 2000 and reinvestment of dividends. The calculations further assume that the shares of ADESA common stock received by ALLETE shareholders in connection with the September 20, 2004 spin-off of ADESA were immediately sold and the proceeds invested in additional Common Stock.

[GRAPH OMITTED - TOTAL SHAREHOLDER PERFORMANCE GRAPH]

TOTAL SHAREHOLDER RETURN FOR THE FIVE YEARS ENDING DECEMBER 31, 2005

                                 2000    2001    2002    2003   2004    2005
----------------------------------------------------------------------------
ALLETE                           $100    $106    $100    $141   $151    $186
S&P 500 Index                    $100     $88     $69     $88    $98    $103
Philadelphia Utility Index       $100     $87     $71     $89   $112    $132

OTHER BUSINESS

         The Board knows of no other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying Proxy Card to vote pursuant to the proxies in accordance with their judgment in such matters.

         All shareholders are respectfully asked to vote their proxies promptly so that the necessary vote may be present at the meeting.

By order of the Board of Directors,

Deborah A. Amberg

Deborah A. Amberg
Senior Vice President, General Counsel, and Secretary

March 21, 2006
Duluth, Minnesota

          "Printed with soy based inks on recycled paper containing at least 10 percent fibers from paper recycled by consumers."

                   [RECYCLE LOGO] [LOGO PRINTED WITH SOY INK]

                                  [ALLETE LOGO]


                         ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, MAY 9, 2006
                                   10:30 A.M.
                              DULUTH ENTERTAINMENT
                                CONVENTION CENTER
                                350 HARBOR DRIVE
                                   DULUTH, MN


--------------------------------------------------------------------------------


[ALLETE LOGO]  ALLETE, INC.
               30 WEST SUPERIOR STREET
               DULUTH, MINNESOTA 55802-2093                                PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 9, 2006.

Donald J. Shippar and Deborah A. Amberg, or either of them, with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of ALLETE, Inc. stock owned by the undersigned at the Annual Meeting of Shareholders to be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, at 10:30 a.m. on Tuesday, May 9, 2006, or any adjournments thereof, with respect to the election of Directors, ratification of the appointment of an independent registered public accounting firm, and any other matters as may properly come before the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE EACH PROPOSAL LISTED ON THE OTHER SIDE UNLESS OTHERWISE INDICATED. If any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies. The Board of Directors recommends a vote "FOR" each of the listed proposals. This Proxy is solicited on behalf of the Board of Directors of ALLETE, Inc., and may be revoked prior to its exercise. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. ALTERNATIVELY, AUTHORIZE THE ABOVE-NAMED PROXIES TO VOTE THE SHARES REPRESENTED ON THIS PROXY CARD BY PHONE OR ONLINE AS DESCRIBED ON THE OTHER SIDE. Shares cannot be voted unless these instructions are followed, or other specific arrangements are made to have the shares represented at the meeting. By responding promptly, you may help save the costs of additional Proxy solicitations.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            --------------------
                                                            COMPANY #
                                                            --------------------
THERE ARE THREE WAYS TO VOTE YOUR PROXY:

YOUR TELEPHONE OR ONLINE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-560-1965 - QUICK --- EASY --- IMMEDIATE

- Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2006.
- Please have your Proxy Card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE ONLINE - WWW.EPROXY.COM/ALE/ - QUICK --- EASY --- IMMEDIATE

- Use the Internet to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2006.
- Please have your Proxy Card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the  postage-paid  envelope
we've  provided  or  return  it  to  ALLETE,   Inc.,  c/o  Shareowner   Services
(servicemark), P.O. Box 64873, St. Paul, MN 55164-0873.






       IF YOU VOTE BY PHONE OR ONLINE, PLEASE DO NOT MAIL YOUR PROXY CARD.

             - DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED -



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 and 2.

1. Election of             01 Eddins   02 Hoolihan   03 Johnson   04 Ludlow
   Directors:              05 Mayer    06 Peirce     07 Rajala    08 Shippar
                           09 Smith    10 Stender

/ / Vote FOR all nominees    / / Vote WITHHELD from all nominees
    (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY      ----------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)
IN THE BOX PROVIDED TO THE RIGHT.)                        ----------------------



2. Ratification of the appointment of PricewaterhouseCoopers LLP as ALLETE's independent registered public accounting firm.

/ / For       / / Against       / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 and 2.
                        ---

Address Change? Mark Box  / /
Indicate changes below:

/ / WILL ATTEND ANNUAL MEETING AND LUNCH ON MAY 9, 2006 AT 10:30 A.M.

                                             Date
                                                  ------------------------------

                                             -----------------------------------




                                             -----------------------------------
                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appears on Proxy. If  held in joint
                                             tenancy, all  persons should  sign.
                                             Trustees,   administrators,   etc.,
                                             should include title and authority.
                                             Corporations   should  provide full
                                             name of  corporation and  title  of
                                             authorized   officer  signing   the
                                             Proxy.

                                                 April __, 2006



Dear Shareholder:

     ALLETE has not yet received your vote on issues to come before the 2006 Annual Meeting of Shareholders on May 9, 2006. Proxy materials were sent to you on or about March 21, 2006. Please take a few moments to review the Proxy materials and vote your shares using one of the three options available to you:

     1. BY MAIL - Complete the enclosed duplicate Proxy Card and return it in the self-addressed stamped envelope provided;

     2. BY TELEPHONE - Call the toll-free number listed on the Proxy Card and follow the instructions; or

     3. ONLINE - Log onto the web site listed on the Proxy Card and follow the instructions.

     On behalf of the Board of Directors, we again extend to you a cordial invitation to attend ALLETE's Annual Meeting of Shareholders to be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota on Tuesday, May 9, 2006 at 10:30 a.m.

     Your prompt response is appreciated.


                                                 Sincerely,




                                                 Deborah A. Amberg
                                                 Senior Vice President, General
                                                 Counsel and Secretary


Enclosures